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EXHIBIT 99.1


February 7, 2004

Markland Technologies, Inc.
54 Danbury Road, #207
Ridgefield, Connecticut 06887
Attn: Robert Tarini

     Re: Warrant Amendment Agreement
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Ladies and Gentlemen:

         Reference is made to that certain Amendment to Warrant No. [____] between Markland Technologies, Inc. (the "COMPANY"), and [___________________] (the "INVESTOR"), dated December 28, 2004 the (AMENDMENT"). Pursuant to the Amendment, the Company agreed to issue to the Investor a new warrant to purchase a number of shares of the Company's common stock, $.0001 par value per share ("COMMON STOCK"), at an exercise price of $1.50, equal to the number of shares of Common Stock purchased by the Investor prior to March 1, 2005 pursuant to the terms of the Amendment the "REPLACEMENT WARRANTS").

         The Investor hereby agrees to purchase no less than 1,500,000 shares of the Common Stock pursuant by exercising Common Stock Purchase Warrant [____], as amended, on the date hereof. In consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which are acknowledged, the Company will adjust the exercise price of the Replacement Warrants from $1.50 per share to $.50 per share. Unless the shares of Common Stock underlying the Replacement Warrant (the "WARRANT SHARES") can be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, if the Company shall determine to register any Common Stock under the Securities Act for sale in connection with a public offering of Common Stock (other than pursuant to an employee benefit plan or a merger, acquisition or similar transaction, or in connection with the Equity
Line), the Company will give written notice thereof to the Investor and will include in writing delivered to the Company within 15 days after the notice given by the Company to the Investor. The Investor hereby consents to the Company entering into the transactions contemplated hereby and waives any Default or Event of Default of that certain Secured 8% Convertible Notes made by the Company and payable to the Investor, dated September 21, 2004, that would otherwise be due in connection with these transactions and any other defaults under the other transaction contracts and agreements between the Investor and the Company that may arise out of these transactions.




                                     By:
                                         ---------------------------------------
                                                                     (signature)

                                     Name:
                                           -------------------------------------
                                                                       (printed)

                                     Its:
                                          --------------------------------------
                                                                         (title)


MARKLAND TECHNOLOGIES, INC.


By: /s/ Robert Tarini
    ---------------------------------------
    Robert Tarini, Chief Executive Officer